UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2019

Biogen Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19311	33-0112644
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Binney Street, Cambridge, Massachusetts 02142
(Address of principal executive offices; Zip Code)

Registrant’s telephone number, including area code: (617) 679-2000
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BIIB	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters to a Vote of Security Holders

On June 19, 2019, Biogen Inc. (the "Company") held its 2019 Annual Meeting of Stockholders. The final voting results for this meeting are as follows:

1.
Stockholders elected thirteen nominees to the Board of Directors to serve for a one-year term extending until the 2020 annual meeting of stockholders and their successors are duly elected and qualified, with the votes cast as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Alexander J. Denner	135,933,823	16,122,991	303,436	14,580,602
Caroline D. Dorsa	133,190,430	18,770,818	399,002	14,580,602
William A. Hawkins	137,141,697	14,803,826	414,727	14,580,602
Nancy L. Leaming	135,824,166	16,139,930	396,154	14,580,602
Jesus B. Mantas	137,145,985	14,801,290	412,975	14,580,602
Richard C. Mulligan	136,644,662	15,318,056	397,532	14,580,602
Robert W. Pangia	132,077,121	19,986,742	296,387	14,580,602
Stelios Papadopoulos	128,365,470	22,256,627	1,738,153	14,580,602
Brian S. Posner	135,920,134	16,028,261	411,855	14,580,602
Eric K. Rowinsky	134,686,251	17,270,334	403,665	14,580,602
Lynn Schenk	133,996,216	18,074,284	289,750	14,580,602
Stephen A. Sherwin	135,333,660	16,611,925	414,665	14,580,602
Michel Vounatsos	136,835,714	15,113,557	410,979	14,580,602

2.
Stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019, with the votes cast as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
164,405,880	2,159,974	374,998	—

3.	Stockholders approved the advisory vote on executive compensation, with the votes cast as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
140,932,942	11,086,464	340,844	14,580,602

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Biogen Inc.
By: /s/ James Basta
James Basta
Chief Corporation Counsel and Assistant Secretary
Date: June 20, 2019